Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Post-Effective Amendment Nos. 42 & 45 to the Registration Statement on Form N-1A of our reports dated April 15, 2014, relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Reports to Shareholders of Fidelity Rutland Square Trust II: Strategic Advisers Small-Mid Cap Fund, Strategic Advisers Small-Mid Cap Multi-Manager Fund and Strategic Advisers International II Fund; of our reports dated April 16, 2014 relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Reports to Shareholders of Fidelity Rutland Square Trust II: Strategic Advisers International Fund and Strategic Advisers International Multi-Manager Fund; of our reports dated April 17, 2014, relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Report to Shareholders of Fidelity Rutland Square Trust II: Strategic Advisers U.S. Opportunity II Fund, Strategic Advisers Income Opportunities Fund, Strategic Advisers Income Opportunities Fund of Funds, Strategic Advisers U.S. Opportunity Fund, Strategic Advisers Core Income Fund, Strategic Advisers Core Income Multi-Manager Fund and Strategic Advisers Emerging Markets Fund of Funds; and of our report dated April 21, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Reports to Shareholders of Fidelity Rutland Square Trust II: Strategic Advisers Emerging Markets Fund which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2014